Exhibit 12(a) under Form N-14





                                 January 5, 2001


Board of Trustees
Governor Funds
3435 Stelzer Road
Columbus, Ohio 43219

Board of Trustees
Vision Group of Funds
5800 Corporate Drive
Pittsburgh, PA  15237-7010

     Re: AGREEMENTS AND PLANS OF REORGANIZATION DATED NOVEMBER 10, 2000 (THE "PLANS"), BETWEEN GOVERNOR FUNDS, A DELAWARE BUSINESS TRUST (THE "FUND"), AND VISION GROUP OF FUNDS, A DELAWARE BUSINESS TRUST (THE "TRUST")




Ladies and Gentlemen:

     You have requested our opinion concerning certain federal income tax consequences of the reorganization of the Fund and the Trust (the "Reorganization"). The Reorganization will involve the transfer of all of the assets of each of ten separate series of the Fund to a recently created, corresponding series of the Trust (as such series is set forth in Appendix A to this opinion) and the assumption of the liabilities of each separate series of the Fund by the corresponding series of the Trust. On the Closing Date of the Reorganization, shares of each series of the Trust will be credited to shareholders of the related series of the Fund, following which the Fund will be dissolved. References in this opinion to a "Portfolio" refer to each of the separate series of the Fund, as set forth in Appendix A, and references in this opinion to a "Series" refer to each of the corresponding separate series of the Trust, as set forth in Appendix A.

     In rendering our opinion, we have reviewed and relied upon: (a) the Agreements and Plans of Reorganization dated November 10, 2000 (the "Plans"), made by the Fund and the Trust; (b) the proxy materials provided to shareholders of the Fund in connection with the Special Meeting of Shareholders held on December 13, 2000 and, in the case of Lifestyle Conservative Growth Fund, Lifestyle Growth Fund and Lifestyle Moderate Growth Fund, adjourned until December 15, 2000; (c) certain representations concerning the Reorganization made to us by the Fund and the Trust in letters dated December 29, 2000 (the "Representation Letters"); (d) all other documents, financial and other reports and corporate minutes that we deemed relevant or appropriate; and (e) such statutes, regulations, rulings and decisions as we deemed material in rendering this opinion. All terms used herein, unless otherwise defined, are used as defined in the Plans.

     For purposes of this opinion, we have assumed that each Portfolio of the Fund, on the Closing Date of the Reorganization, satisfies, and, immediately following the Closing Date, each Series of the Trust will satisfy, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company.

     Based on the foregoing and provided the Reorganization is carried out in accordance with the applicable laws of the State of Delaware, the Plans, and the Representation Letters, it is our opinion that:

     1. The acquisition by each Series of all of the assets of the corresponding Portfolio and assumption of all of the liabilities of that Portfolio in exchange for shares of the Series will qualify as a reorganization within the meaning of
Section 368(a)(1)(F) of the Code, and each Portfolio and each Series will be a "party to the reorganization" within the meaning of Section 368(b) of the Code.

     2. No gain or loss will be recognized by a Portfolio upon the transfer of all of its assets to and the assumption of all of its liabilities by the corresponding Series in exchange solely for shares of such Series pursuant to
Section 361(a) and Section 357(a) of the Code.

     3. No gain or loss will be recognized by a Series upon the receipt by it of all of the assets of the corresponding Portfolio and upon its assumption of the all of the liabilities of that Portfolio in exchange solely for shares of such Series pursuant to Section 1032(a) of the Code.

     4. The basis of the assets of a Portfolio received by the corresponding Series will be the same as the basis of such assets to such Portfolio immediately prior to the Closing Date pursuant to Section 362(b) of the Code.

     5. The holding period of the assets of a Portfolio received by the corresponding Series will include the period during which such assets were held by such Portfolio pursuant to Section 1223(2) of the Code.

     6. No gain or loss will be recognized by the shareholders of a Portfolio upon the exchange of their shares in such Portfolio for shares of beneficial interest in the corresponding Series (including fractional shares to which they may be entitled), pursuant to Section 354(a) of the Code.

     7. The basis of the shares of beneficial interest in a Series received by the shareholders of a corresponding Portfolio (including fractional shares to which they may be entitled) will be the same as the basis of the shares of such Portfolio exchanged therefor pursuant to Section 358(a)(1) of the Code.

     8. The holding period of the shares of beneficial interest in a Series received by the shareholders of a corresponding Portfolio (including fractional shares to which they may be entitled) will include the holding period of the shares of such Portfolio surrendered in exchange therefor, provided that the shares of such Portfolio were held as a capital asset on the Closing Date of the Reorganization, pursuant to Section 1223(1) of the Code.

     9. Each Series will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the regulations issued by the United States Treasury (the "Treasury Regulations"), the items of a corresponding Portfolio described in Section 381(c) of the Code, as provided in
Section 1.381(b)-1(a)(2) of the Treasury Regulations.

     Our opinion is based upon the Code, the applicable Treasury Regulations promulgated thereunder, the present positions of the Internal Revenue Service (the "Service") as set forth in published revenue rulings and revenue procedures, present administrative positions of the Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively. We do not undertake to make any continuing analysis of the facts or relevant law following the date of this opinion.

     Our opinion is conditioned upon the performance by the Fund and the Trust of their undertakings in the Plans and the Representation Letters.

     This opinion is being rendered to the Fund and the Trust and may be relied upon only by the Fund and the Trust and the shareholders of the Portfolios and the Series, respectively, of each...

                        Very truly yours,

                      STRADLEY, RONON, STEVENS & YOUNG, LLP

STRADLEY, RONON, STEVENS & YOUNG, LLP
By:
   ---
                        By: /S/ REKHA D. PACKER, PARTNER




                                   APPENDIX A

GOVERNOR
FUNDS                                  VISION FUNDS

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  Aggressive Growth Fund          would be        Vision Small Cap Stock Fund
     (Investor Shares)        reorganized into         (Class A Shares)

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  Established Growth Fund         would be        Vision Large Cap Core Fund
     (Investor Shares)        reorganized into         (Class A Shares)

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 Intermediate Term Income         would be         Vision Intermediate Term
           Fund               reorganized into             Bond Fund
     (Investor Shares)                                 (Class A Shares)
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 International Equity Fund        would be        Vision International Equity
     (Investor Shares)        reorganized into               Fund
                                                       (Class A Shares)
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  Lifestyle Conservative          would be         Vision Managed Allocation
        Growth Fund           reorganized into    Fund - Conservative Growth
     (Investor Shares)                                 (Class A Shares)
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   Lifestyle Growth Fund          would be         Vision Managed Allocation
     (Investor Shares)        reorganized into     Fund - Aggressive Growth
                                                       (Class A Shares)
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 Lifestyle Moderate Growth        would be         Vision Managed Allocation
           Fund               reorganized into      Fund - Moderate Growth
     (Investor Shares)                                 (Class A Shares)
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-------------------------------------------------------------------------------

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     Limited Duration             would be       Vision Institutional Limited
Government Securities Fund    reorganized into   Duration U.S. Government Fund
     (Investor Shares)
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  Pennsylvania Municipal          would be            Vision Pennsylvania
         Bond Fund            reorganized into       Municipal Income Fund
     (Investor Shares)                                 (Class A Shares)
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  Prime Money Market Fund         would be        Vision Institutional Prime
     (Investor Shares)        reorganized into         Money Market Fund

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